                                                                      EXHIBIT 10

                       SECOND AMENDMENT TO LEASE AGREEMENT

      THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Agreement"), made and entered into on January 3, 2003, by CINTECH SOLUTIONS, INC., an Ohio corporation ("Lessee") and FIFTH THIRD BANK, an Ohio banking corporation ("Bank"), as assignee of The Fifth Third Leasing Company ("Fifth Third Leasing"), is as follows:

                                    Recitals

      A. The Bank, as assignee of Fifth Third Leasing, and Lessee are parties to the Master Equipment Lease dated December 18, 2001 and one or more Equipment Schedules A, as amended by the Addendum dated August 21, 2002 which was itself amended by the Amendment to Addendum dated on or about August 21, 2002 (as amended, the "Lease Agreement").

      B. The Bank and Lessee desire to amend the Lease Agreement on the terms, and subject to the conditions of, this Amendment.

                             STATEMENT OF AMENDMENT

      In consideration of the mutual covenants and agreements, and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and Lessee hereby agree as follows:

            1. Amendments to the Lease Agreement. The Lease Agreement is amended to add new provisions as Sections 27, 28, and 29 providing in their entirety as follows:

            SECTION 27. ASSET BASE COVERAGE.

                  (a) At all times during the term of this Master Lease, the Asset Base (as defined in subparagraph (c)) must be greater than or at least equal to the aggregate unpaid balance of the Obligations then owing to the Bank, which Obligations are at least equal to $1,068,000 as of the date of this Amendment.

                  (b) By no later than Thursday of each week (commencing on January 9, 2003), or sooner if available, Lessee will deliver to the Bank
      (i) an Asset Base Certificate, in the form attached as Exhibit A ("Asset Base Certificate") and (ii) a report ("Current Receivables Report"), which is based on an accounting cut-off as of the end of business on the immediately preceding Friday ("Cut-Off Date"), of: (A) Lessee's sales, credits to sales or credit memoranda applicable to sales, collections and non-cash charges (from whatever source, including, without limitation, sales and noncash journals or other credits to Receivables) for the applicable period ending as of Cut-Off Date, (B) the dollar value of all Current Receivables, and (C) the dollar amount of any Outstanding Judgments (as defined in subparagraph (g)). By no later than the tenth day of each calendar month, Lessee will deliver to the Bank monthly agings ("Agings Report"), broken down by invoice date, of Receivables, which have been reconciled to the Current Receivables Reports for the prior month and Lessee's general ledger, and setting forth any changes in the reserves made for bad debts or any extensions of the due date, or any other material changes in the terms, of any Receivables.

                  (c) The "Asset Base" means, as of any date of determination, an amount in U.S. dollars equal to (i) the sum of (A) 85% of the then net amount of Lessee's Current Receivables (as defined in subparagraph (d)) and (B) the then aggregate Value (as defined in subparagraph (f)) of the Securities (as defined in Section 28(a)) in the Securities Account (as defined in Section 28(a)) minus (ii) the then Outstanding Judgments.

                  (d) "Current Receivables" means Receivables (as defined in subparagraph (e)): (i) with respect to which not more than 90 days have elapsed since the date of the original invoice applicable thereto, (ii) with respect to which the account debtor (A) is not an affiliate of Lessee and (B) has not filed bankruptcy or gone out of business, (iii) with respect to which the services covered thereby have been rendered and accepted by the account debtor and the finished goods covered thereby have been delivered to the account debtor and accepted by such account debtor,
      (iv) which are owing from the same account debtor or its affiliates so long as not more than 50% of such Receivables are unpaid more than 90 days after the original invoice date applicable thereto, and (v) in which the Bank has a first priority security interest.

                  (e) "Receivables" means ordinary trade accounts receivable (1) payable in terms ranging from net 30 to net 60 days in U.S. dollars, (2) owned solely by Lessee, and (3) arise from final sales of goods or services made in the ordinary course of Lessee's business as presently conducted by it to account debtors whose principal place of business and chief executive is in the United States of America or Canada.

                  (f) "Value" means, as of the applicable time, the most recent closing price for the Securities in the applicable exchange, if any, in which the Securities are traded and, as applicable, the most recent quotation for money market funds and mutual funds, all as reported in The Wall Street Journal (Midwest Edition). If The Wall Street Journal discontinues publishing any or all of the foregoing information, then the Bank may select and substitute for The Wall Street Journal another comparable publication or source for purposes of determining the foregoing information.

                  (g) "Outstanding Judgments" means, as of any date of determination, the total of (i) all money judgments (collectively, "Money Judgments") issued or rendered against Lessee in excess of any applicable insurance with respect to which the insurer has admitted liability and
      (ii) all writs of attachment, garnishment, execution or similar processes issued or rendered against the Collateral or any accounts of Lessee at the Bank ("Garnishments").

            SECTION 28. ADDITIONAL COLLATERAL.

                  (a) As additional security for the full and prompt payment and performance of all of the Obligations, Lessee hereby grants to the Bank, for the benefit of itself and its affiliates, a continuing security interest in, and right of setoff and common law pledge and lien against, all right, title, and interest of Lessee in, to and under the following described property and interests in property (collectively, the "Collateral"): (i) all accounts, chattel paper, payment intangibles, and instruments; (ii) all of the investment property and other financial assets and properties (collectively, the "Securities") now or in the future held in, credited to, or otherwise comprising, account number 01-01-002-2686707 at the Bank (the "Securities Account"); (iii) the Securities Account, all security entitlements ("Securities Entitlements") with respect to (A) the Securities Account and (B) any and all of the property described in clause
      (ii) above and all cash and other funds from time to time held in, or credited to, the Securities Account; (iv) all income, funds, earnings, interest, dividends, securities, payments and other distributions or exchanges with respect to, and all claims and rights in respect of, the Securities and the Securities Account; (v) all supporting obligations;
      (vi) all proceeds of any or all of the foregoing described property, whether in the form of originally described collateral, accounts, chattel paper, deposit accounts, documents, general intangibles, instruments, investment property, or cash; and (vii) all of the foregoing described property, whether now owned or existing or hereafter acquired or arising or in which Lessee now has or hereafter acquires any rights or interests. The Bank and Lessee each agree that this Master Lease gives the Bank control for all purposes of the Uniform Commercial Code of the Securities, the Securities Account, all Securities Entitlements, and all investment property, cash and other funds from time to time held in, credited to, or comprising the Securities Account.

                  (b) Lessee hereby irrevocably authorizes the Bank at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto (i) describing the Collateral and all proceeds thereof as being of an equal or lesser scope or with greater detail from that set forth in this Section 28 and (ii) provide any other information required by Part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including Lessee's type of organization and any organizational identification number issued to Lessee. Lessee hereby irrevocably authorizes the Bank at any time and from time to time to correct or complete, or to cause to be corrected or completed, any financing statements, continuation statements or other such documents as have been filed naming Lessee as debtor and the Bank as secured party.

                  (c) Lessee agrees that, until all of the Obligations are paid in full, Lessee may not request that the Securities Account be closed or that any of the Securities be transferred to any other account of Lessee at the Bank unless, in each case, the Bank has given its prior written consent, provided that for purposes only of this subparagraph (c) "Securities" will not include any cash in the Securities Account; provided, further, that the transfer of cash in the Securities Account is subject to the terms of Section 29.

            SECTION 29. ADDITIONAL REMEDIES.

                  (a) During any period of time that (i) a Deficiency (as defined in subparagraph (d)) exists or (ii) Lessee has failed to supply an Asset Base Certificate, Current Receivables Report or Agings Report in accordance with the terms of this Master Lease when due ("Reporting Default"), Lessee will not have any right to withdraw any funds from the Securities Account or any other account of Lessee at the Bank or otherwise issue to the Bank any entitlement orders, instructions or directions of any kind concerning the Collateral until such Deficiency or Reporting Default is cured; provided, that Lessee may withdraw available funds from its deposit accounts and pay the same over to the Bank to the extent necessary to cure any Deficiency.

                  (b) If a Payment Default, a Deficiency Default, or an Insolvency Default (as each is defined in subparagraph (d)) occurs, then
      (i) Lessee will immediately cease to have any right to withdraw any funds from the Securities Account or any other account of Lessee at Bank or otherwise issue to the Bank any entitlement orders, instructions or directions of any kind concerning the Collateral and (ii) the Bank, for the benefit of itself and its affiliates, may immediately set off against all investment property, cash and other funds held in any and all accounts of the Lessee at the Bank, including, without limitation, the Securities Account and each deposit account (to the extent necessary to satisfy the Obligations).

                  (c) If a Triggering Event of Default (as defined in subparagraph (d)) occurs, it will be an Event of Default under this Master Lease and:

                        (i) The Bank will immediately have the rights and remedies (A) provided for in the Uniform Commercial Code, as enacted in any state of applicable jurisdiction and as the same may be amended from time to time (the "UCC"), and (B) as provided by this Master Lease and by law;

                        (ii) The Bank may immediately notify Lessee's customers, account debtors and any other persons (A) obligated on the Collateral to make payment or otherwise render performance to or for the benefit of the Bank and (B) that, without limiting the generality of clause (B), the Collateral has been assigned to the Bank and that payments should be made directly to the Bank; and

                        (iii) The Bank is by this Master Lease authorized and empowered, at its election, as proxy and attorney-in-fact of Lessee (with full power of substitution), (A) to transfer or register any of the Collateral in the Bank's name or the name of its nominee, (B) to sell, assign and deliver all or any part of the Collateral (to the extent necessary to satisfy the Obligations) at any broker's board, securities exchange or market, or at any public or private sale or other disposition; and (C) to apply any available proceeds of any disposition of the Collateral to the Obligations. The Bank is authorized at any sale of the Collateral (if it deems advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent that they are purchasing the Collateral for their own account in compliance with any applicable securities law or under any applicable exemption thereunder. Inasmuch as the Securities are property of a type customarily sold on a recognized market, no notice of the time and place of any public sale or the time after which any private sale or other intended disposition of the Securities need be given to Lessee. Any requirement of reasonable notice of any disposition of any of the other Collateral will be satisfied if such notice is sent to Lessee 10 days prior to such disposition. LESSEE ACKNOWLEDGES THAT ANY SALE OF THE COLLATERAL UNDER THE CIRCUMSTANCES DESCRIBED IN THIS SECTION 29 WILL BE COMMERCIALLY

      REASONABLE. The powers conferred on the Bank by this Section 29 are solely to protect its own interest and will not impose any duties on the Bank to exercise such powers, and none of the Bank or its directors, officers, employees, or agents will be liable for any action taken or omitted in the absence of a finding by a court of competent jurisdiction of gross negligence or willful misconduct. All proceeds and other amounts received by the Bank under this Master Lease will be applied by the Bank to the Obligations in such order and method of application as may be elected by the Bank in its discretion.

                  (d) "Triggering Event of Default" means:

                        (i) Lessee fails to make any payment when due under this Master Lease and Lessee does not cure that default within 3 business days after the date the Bank notifies Lessee of the existence of that payment default ("Payment Default");

                        (ii) (A) if, as at any time, the aggregate unpaid balance of the Obligations then owing to the Bank are greater than the Asset Base (a "Deficiency") and (B) Lessee does not cure that Deficiency within 3 business days after the date the Bank notifies Lessee of the existence of the Deficiency (a "Deficiency Default");

                        (iii) The bankruptcy, reorganization, receivership, assignment for the benefit of creditors or other formal or informal insolvency, dissolution or liquidation proceeding of Lessee, whether initiated by Lessee or by others against Lessee, occurs or Lessee ceases business operations (an "Insolvency Default");

                        (iv) Lessee does not (A) supply the Asset Base Certificate, the Current Receivables Report or Agings Report in accordance with the terms of this Master Lease within 5 days after the same is due or
      (B) provide reasonable access during normal business hours, following reasonable advance notice from the Bank, for the Bank or its auditors to the Collateral or to the books and records of Lessee for verification of the Collateral;

                        (v) Any Asset Base Certificate, Current Receivables Report or Agings Report proves to have been false or misleading in any material respect when made; or

                        (vi) Lessee creates or permits to be created or to exist any security interest or other lien on any of the Collateral except in favor of the Bank.

      2. Release. Except as set forth in the immediately following sentence, Lessee, on behalf of itself and its predecessors, successors,successors-in-interest, and assigns (each, a "Lessee Releasor" and collectively, the "Lessee Releasors"): (a) does hereby forever release, remise and discharge each of the Bank, Fifth Third Leasing, their respective affiliates, their respective present and former officers, directors, stockholders, employees, attorneys, agents and other representatives, and the respective predecessors, successors, successors-in-interest, assigns, heirs, and representatives of each of the foregoing (each, a "Bank Releasee" and collectively, the "Bank Releasees") from any and all actions, causes of action, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, rights, claims, demands, liabilities, losses, rights to reimbursement, subrogation, indemnification or other payment, costs or expenses, and reasonable attorneys' fees, whether in law or in equity, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, and whether representing a past, present or future obligation of the Bank Releasees, or any of them, that any of the Lessee Releasors ever had, may have or hereafter can, may or shall have against the Bank Releasees, or any of them, which have arisen or accrued prior to or as of the date of this Amendment (each a "Claim" and collectively, "Claims") and (b) hereby agrees and covenants not to assert or prosecute against any or all of the Bank Releasees any Claims. Notwithstanding the foregoing, nothing in this Section 2 shall be construed to constitute a release of, or a covenant not to sue in respect of, any Claims for breach of any express obligation of the Bank under this Amendment or the Lease Agreement arising after the date of this Amendment.

      3. Continuing Effect of Lease Agreement. Except as amended hereby, all of the provisions of the Lease Agreement are ratified and confirmed and remain in full force and effect. The Lease Agreement, as amended by this Amendment, will be construed as one agreement. All references to the Lease Agreement will be deemed to be references to the Lease Agreement as amended by this Amendment. Lessee acknowledges that this Amendment does not constitute a waiver of any existing Event of Default under the Lease Agreement.

      4. Confidentiality.

            (a) The Bank agrees and acknowledges that Confidential Information (as defined in subparagraph (b) of this Section 4) provided to the Bank from time to time may only be disclosed to (i) Lessee and its officers, directors, employees, auditors, accountants and attorneys and (ii) the Bank's officers, directors, employees, auditors, accountants and attorneys who need to know such information for the purposes of the Lease Agreement and the lending, deposit, and banking relationships between the Bank and Lessee. Notwithstanding the foregoing or anything else to the contrary in this Amendment, (A) the Bank may disclose Confidential Information as may be required by law (including, without limitation, to the Federal Reserve and the Division of Financial Institutions of the State of Ohio) or by an order or subpoena of a court, arbitrator or other tribunal and (B) the Bank's obligations in this Amendment with respect to the non-disclosure of Confidential Information will be the same as the Bank's obligations under the law with respect to the confidentiality of information provided by its customers generally.

            (b) "Confidential Information" means any or all of the following information: any of Lessee's financial statements or business plans delivered from time to time to the Bank; all Asset Base Certificates, Current Receivables Reports, and Aging Reports delivered from time to time to the Bank; proprietary information related to Lessee's software and IT (information) technology known by the Bank; and the then status (i.e., open, closed, or frozen) or balances of, or any summary of activities in, any deposit accounts of Lessee at the Bank and the Securities Account. "Confidential Information" does not include information which (i) has become generally available to the public or commonly known other than as a result of a breach by the Bank of any obligation to Lessee or (ii) was disclosed to the Bank or its affiliates on a non-confidential basis by a third party who, to the Bank's knowledge, did not owe an obligation of confidence to Lessee with respect to the disclosed information.

            5. Status of Deposit Accounts. As of the date of this Amendment, the Bank is not refusing Lessee the right to withdraw available funds from any of its deposit accounts at the Bank subject to the restrictions created by this Amendment.

            6. General. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions. This Amendment and the Lease Agreement set forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersede all previous understandings, written or oral, in respect of this Amendment. There are no representations made by either party with respect to the subject matter of this Amendment on which a party has relied except those representations which are expressly set forth in this Amendment. This Amendment may be signed by facsimile signatures, and if so signed, (a) may be relied on by each party as if the document were a manually signed original and (b) will be binding on each party for all purposes. All of the uncapitalized terms contained in this Amendment which are defined under the UCC, as now or hereafter enacted in the State of Ohio (the "Ohio Code"), will, unless defined in this Amendment or the context indicates otherwise, have the meanings now or hereafter provided for in the Ohio Code. Capitalized terms used, but not defined, in this Amendment which are defined in the Lease Agreement will have the meanings given to them in the Lease Agreement.

            7. Warrant of Attorney. Lessee authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after maturity of the Obligations, whether by the terms of this Amendment, the Lease Agreement, or any other agreement or instrument evidencing or governing the terms thereof, or upon a Triggering Event of Default, acceleration or otherwise, to waive the issuance and service of process, and release all errors, and to confess judgment against it in favor of the Bank for the amount of the Obligations due the Bank together with interest, charges, court costs and reasonable attorneys' fees. Stay of execution and all exemptions are hereby waived. If this Amendment, the Lease Agreement or any Obligation is referred to an attorney for collection, Lessee shall pay to the Bank or the then holder of the Obligations its reasonable attorneys' fees. LESSEE AGREES THAT AN ATTORNEY WHO IS COUNSEL TO THE BANK OR ANY OTHER HOLDER OF SUCH OBLIGATION MAY ALSO ACT AS ATTORNEY OF RECORD FOR LESSEE WHEN TAKING THE ACTIONS DESCRIBED ABOVE IN THIS PARAGRAPH. LESSEE AGREES THAT ANY ATTORNEY TAKING SUCH ACTIONS MAY BE PAID FOR THOSE SERVICES BY THE BANK OR HOLDER OF SUCH OBLIGATION. LESSEE WAIVES ANY CONFLICT OF INTEREST THAT MAY BE CREATED BECAUSE THE ATTORNEY REPRESENTING LESSEE IS BEING PAID BY THE BANK OR THE HOLDER OF SUCH OBLIGATION.

            IN WITNESS WHEREOF, the Bank and Lessee have executed this Amendment to be effective as of the date set forth in the opening paragraph of this Amendment.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Signed and acknowledged                        CINTECH SOLUTIONS, INC.
in the presence of:


/s/ Susan A. Warren                            By: /s/ Diane M. Kamionka
-----------------------------                      -----------------------------
                                               Name:   Diane M. Kamionka
                                                    ----------------------------
/s/ Dino Lucarelli                             Title: Chief Executive Officer
-----------------------------

                                               FIFTH THIRD BANK



/s/ Kimberly A. Halbauer                       By:/s/ Robert C. Ries
-----------------------------                     ------------------------------
                                               Name:  Robert C. Ries
                                                    ----------------------------
/s/ David E. Hummel, Jr.                       Title:  Vice President
-----------------------------

                                    EXHIBIT A

                             ASSET BASE CERTIFICATE

Cintech Solutions, Inc.            Today's date:                         , 200
                                                 ------------------------     --
                         Receivables Reported as of:                     , 200
                                                    ---------------------     --
                                Securities Balance Reported as of:       , 200
                                                                  -------     --

I.    CURRENT RECEIVABLES:

1.    Total Receivables as of                         , 200                                      $
                              ------------------------     -------                               -----------------------------------

      LESS:

2.    Past 90 Days from date of invoice                                                          ($                      )
                                                                                                   ----------------------

3.    Affiliate Receivables                                                                      ($                      )
                                                                                                   ----------------------

4.    Receivables from bankrupt or out-of-business account debtors                               ($                      )
                                                                                                   ----------------------

5.    Non U.S./Canada Receivables                                                                ($                      )
                                                                                                   ----------------------

6.    All Receivables from account debtor or its affiliates
      if more than 50% of total of such Receivables are past 90 Days
      from invoice date                                                                          ($                     )
                                                                                                   ---------------------

7.    Other: [Receivables not meeting other terms of Second Amendment]                           ($                      )
                                                                                                   ----------------------

8.    Total Ineligible (sum of lines 2 through 7)                                                ($                      )
                                                                                                   ----------------------

9.    TOTAL CURRENT RECEIVABLES (Line 1 minus Line 8)                                            $
                                                                                                 -----------------------------------

10.   Advance Rate                  85%
                                    --

11.   CURRENT RECEIVABLES AVAILABILITY (Line 10 times line 9)                                    $
                                                                                                 -----------------------------------


II.   SECURITIES (LAM ACCOUNT) BALANCE AVAILABLE:

12.   Total Securities balance as of                  , 200                                      $
                                     -----------------     -------                               -----------------------------------

13.   Total Credit for Current Receivables and Securities (Line 12 plus line 11)                 $
                                                                                                 -----------------------------------

III.  MONEY JUDGMENTS/GARNISHMENTS:

14.   Total Money Judgments/Garnishments as of            , 200   ($                      )
                                               -----------     -    -----------------------


IV.   TOTAL ASSET BASE:

15.   (LINE 13 MINUS LINE 14):                                                                   $
                                                                                                 -----------------------------------

V.    TOTAL OBLIGATIONS:

16.   Lease Balance as of                 , 200                                                  $
                          ----------------     -------                                           -----------------------------------

17.   EXCESS (DEFICIENCY) OF COLLATERAL (LINE 15 MINUS LINE 16):                                 $
                                                                                                 ===================================


The undersigned certifies that the foregoing report is true and correct and in accordance with the terms of the Master Lease Agreement with Fifth Third Bank dated December 18, 2001 (heretofore or hereafter amended, the "Lease Agreement") and that no Deficiency or Triggering Event of Default has occurred or is continuing under the Lease Agreement.

CINTECH SOLUTIONS, INC.



By:
   ---------------------------------------------------------
Name:
     -------------------------------------------------------
Title:
       -----------------------------------------------------